Exhibit 10.1

EXCHANGE AGREEMENT

among

JER INVESTORS TRUST INC.

and

TABERNA PREFERRED FUNDING IX, LTD.

and

KODIAK CDO II, LTD.

Dated as of May 29, 2009

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of May 29, 2009 (this “Agreement”), is entered into by and among JER INVESTORS TRUST INC., a Maryland corporation (the “Company”), TABERNA PREFERRED FUNDING IX, LTD., a Cayman Islands corporation (“Taberna IX”), and KODIAK CDO II, LTD., a Cayman Islands corporation (“Kodiak II,” together with Taberna IX, “Taberna/Kodiak Holders”), as is acknowledged and agreed to by EJF Distressed Master Fund II, LP (“EJF”), a limited partnership organized under the laws of Delaware.

R E C I T A L :

A. Reference is made to that certain Junior Subordinated Indenture dated as of April 9, 2007 (the “Existing Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, National Association (“BNYM”), as trustee (the “Existing Indenture Trustee”).

B. Reference is made to that certain Amended and Restated Trust Agreement dated as of April 9, 2007 (the “Trust Agreement”) by and among the Company, as depositor, BNYM, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and the Administrative Trustee named therein.

C. JERIT TS Statutory Trust I, a Delaware statutory trust (“Trust I”) is the holder of the Junior Subordinated Note due 2037 in the amount of Sixty One Million Eight Hundred Sixty Thousand Dollars ($61,860,000) issued by the Company pursuant to the Existing Indenture (the “Subordinated Note”).

D. Pursuant to the Trust Agreement, Trust I issued one or more Preferred Securities Certificates (as such term is defined in the Trust Agreement) in the aggregate liquidation amount of Sixty Million Dollars ($60,000,000) (the “Original Security”), which Original Security is a global security.

E. Taberna IX is the holder of $28,125,000 in aggregate liquidation amount of a beneficial interest in the Original Security (the “Taberna IX Holdings”).

F. Kodiak II is the holder of $28,125,000 in aggregate liquidation amount of the Original Security (the “Kodiak II Holdings,” together with the Taberna IX Holdings, the “Taberna/Kodiak Holdings”).

G. EJF is the holder of $3,750,000 in aggregate liquidation amount of the Original Security (the “EJF Holdings”).

H. Simultaneously herewith, the Company and BNYM, as trustee (the “New Indenture Trustee”) have entered into that certain Junior Subordinated Indenture (the “New Indenture”) pursuant to which Company proposes to issue Seventy Million Three Hundred Fourteen Thousand Dollars ($70,314,000) in aggregate principal amount of the Junior Subordinated Notes due 2037 of the Company as follows (collectively, the “Securities”):

(i)	Junior Subordinated Note due 2037 in the original principal amount of $35,157,000 issued by the Company to Taberna IX (or its designee), a copy of which is attached hereto as Exhibit B-1 (“Note 1”); and

(ii)	Junior Subordinated Note due 2037 in the original principal amount of $35,157,000 issued by the Company to Kodiak II (or its designee), a copy of which is attached hereto as Exhibit B-2 (“Note 2”).

I. On the terms and subject to the conditions set forth in this Agreement, the Company, Taberna IX, Kodiak II, respectively, have agreed to exchange the Taberna/Kodiak Holdings for the respective Securities set forth above.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Definitions. This Agreement, the New Indenture and the Securities are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the New Indenture.

“1934 Act Regulations” has the meaning set forth in Section 4(z).

“1934 Act Reports” has the meaning set forth in Section 4(z).

“Affiliate” of any specified person means any other Person directly or indirectly Controlled, Controlling or Controlled by, or under direct or common Control with such specified Person.

“Arbitrator” has the meaning set forth in Section 4(l).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include the assets of any such “employee benefit plan” or “plan” for purposes of Section 3(42) of ERISA and U.S. Department of Labor Regulations promulgated thereunder at 29 C.F.R. Section 2510.3-101.

“BNYM” has the meaning set forth in the Recitals.

“CDO Trustee” has the meaning set forth in Section 2(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Closing Date” has the meaning set forth in Section 2(b).

“Closing Room” has the meaning set forth in Section 2(b).

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Counsel” has the meaning set forth in Section 3(b).

“Commission” has the meaning set forth in Section 4(v)

“Control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“EJF” has the meaning set forth in the Recitals.

“EJF Exchange Agreement” means that certain Exchange Agreement, dated the date hereof by and among the Company and EJF, pursuant to which the Company agreed to exchange shares of its common stock, par value of $0.01 per share, and certain other consideration for the EJF Holdings under the terms and conditions set forth therein.

“EJF Holdings” has the meaning set forth in the Recitals.

“Equity Interests” means with respect to any Person (a) if such a Person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such Person is a limited liability company, the membership interests in a limited liability company, (c) if such Person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation, and (d) if such person is a trust, any common or preferred securities issued by said trust.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Exchange” has the meaning set forth in Section 2(b).

“Exchange Act” has the meaning set forth in Section 4(j).

“Existing Indenture” has the meaning set forth in the Recitals.

“Existing Indenture Trustee” has the meaning set forth in the Recitals.

“Fee Agreement” means that certain Fee Agreement dated the date hereof between the Company and BNYM.

“Financial Statements” has the meaning set forth in Section 4(w).

“GAAP” has the meaning set forth in Section 4(w).

“Governmental Entities” has the meaning set forth in Section 4(o).

“Governmental Licenses” has the meaning set forth in Section 4(r).

“Holder” has the meaning set forth in the New Indenture.

“Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect.

“Indemnified Party” has the meaning set forth in Section 8(a). “Indemnified Parties” shall have the correlative meaning.

“Interim Financial Statements” means those certain unaudited consolidated financial statements (including the notes thereto) and schedules of the Company and its subsidiaries filed with the Commission for the quarterly period ended March 31, 2009 filed by the Company with the Commission in its Quarterly Report on Form 10-Q on May 11, 2009.

“Investment Company Act” has the meaning set forth in Section 4(j).

“Kodiak II” has the meaning set forth in the introductory paragraph hereof.

“Kodiak II Holdings” has the meaning set forth in the Recitals.

“Kodiak Transferred Rights” means any and all of Kodiak II’s right, title, and interest in, to and under the Original Security, together with the following:

(i) the Existing Indenture and Trust Agreement;

(ii) all amounts payable to Kodiak II under the Original Security, the Existing Indenture and/or the Trust Agreement, excluding, however, amounts payable on account of interest for the period from January 30, 2009 through May 29, 2009;

(iii) all claims (including “claims” as defined in Bankruptcy Code §101(5)), suits, causes of action, and any other right of Kodiak II, whether known or unknown, against the Company or any of its Affiliates (including the Trusts), or their respective agents, representatives, contractors, advisors, directors, officers and trustees or any other entity or individual that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Kodiak II against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Original Security, the Existing Indenture, the Trust Agreement or the transactions related thereto or contemplated thereby but, excluding the transactions contemplated under this Agreement;

(iv) all guarantees and all collateral and security of any kind for or in respect of the foregoing;

(v) all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of Kodiak II under the Original Security, other than fees, costs and expenses payable to Kodiak II hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(vi) all proceeds of the foregoing.

“Lien” has the meaning set forth in Section 4(o).

“Material Adverse Effect” means a material adverse effect on or change in the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its subsidiaries taken as a whole.

“New Indenture” has the meaning set forth in the Recitals.

“New Indenture Trustee” has the meaning set forth in the Recitals.

“Note 1” has the meaning set forth in the Recitals.

“Note 2” has the meaning set forth in the Recitals.

“Original Security” has the meaning set forth in the Recitals.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Regulation D” means Regulation D under the Securities Act.

“REIT” has the meaning set forth in Section 4(dd).

“Repayment Event” has the meaning set forth in Section 4(o).

“Rule 144A(d)(3)” has the meaning set forth in Section 4(j).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Significant Subsidiary” means any significant subsidiary of the Company within the definition of such term in Regulation S-X. “Significant Subsidiaries” means, collectively, each and every Significant Subsidiary.

“Subordinated Note” has the meaning set forth in the Recitals.

“Taberna” has the meaning set forth in the introductory paragraph hereof.

“Taberna IX” has the meaning set forth in the introductory paragraph hereof.

“Taberna IX Holdings” has the meaning set forth in the Recitals.

“Taberna/Kodiak Holdings” has the meaning set forth in the Recitals.

“Taberna Transferred Rights” means any and all of Taberna IX’s right, title, and interest in, to and under the Original Security, together with the following:

(i) the Existing Indenture and Trust Agreement;

(ii) all amounts payable to Taberna IX under the Original Security, the Existing Indenture and/or the Trust Agreement, excluding, however, amounts payable on account of interest for the period from January 30, 2009 through May 29, 2009;

(iii) all claims (including “claims” as defined in Bankruptcy Code §101(5)), suits, causes of action, and any other right of Taberna IX, whether known or unknown, against the Company or any of its Affiliates (including the Trusts), or their respective agents, representatives, contractors, advisors, directors, officers and trustees or any other entity or individual that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Taberna IX against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Original Security, the Existing Indenture, the Trust Agreement or the transactions related thereto or contemplated thereby but, excluding the transactions contemplated under this Agreement;

(iv) all guarantees and all collateral and security of any kind for or in respect of the foregoing;

(v) all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of Taberna IX under the Original Security, other than fees, costs and expenses payable to Taberna IX hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(vi) all proceeds of the foregoing.

“Tax Returns” has the meaning set forth in Section 4(ee).

“Trust I” has the meaning set forth in the Recitals.

“Trust Agreement” has the meaning set forth in the Recitals.

2. Exchange of Taberna/Kodiak Holdings for the Securities.

(a) The Company agrees to issue the Securities in accordance with the New Indenture and has requested that each of Taberna IX and Kodiak II accept the applicable Securities in exchange for the respective Taberna/Kodiak Holdings, and each of Taberna IX and Kodiak II, respectively, hereby accepts the respective Securities in exchange for the applicable Taberna/Kodiak Holdings upon the terms and conditions set forth herein.

(b) The closing of the exchange contemplated herein shall occur at the offices of Nixon Peabody, LLP in New York, New York (the “Closing Room”), or such other place as the parties hereto and BNYM shall agree, at 11:00 a.m. New York time, on May 29, 2009 (such date and time of delivery the “Closing Date”). The Company and each of Taberna IX and Kodiak II hereby agrees that the exchange (the “Exchange”) will occur in accordance with the following requirements:

(i) Taberna Capital Management, LLC (as collateral manager for Taberna IX) and Kodiak CDO Management, LLC (as collateral manager for Kodiak II) shall each have delivered an issuer order instructing each trustee (in each such capacity, a “CDO Trustee”) under the applicable indenture pursuant to which such CDO Trustee serves as trustee for the holders of the Original Security to exchange the applicable Taberna/Kodiak Holdings for the applicable Securities.

(ii) The Company shall have executed and delivered the Securities to the Closing Room, copies of which Securities shall have previously been made available for inspection, if so requested.

(iii) The Company shall have directed the New Indenture Trustee to authenticate the Securities and deliver them to the applicable CDO Trustee, as follows: (i) Note 1 to Taberna IX and (ii) Note 2 to Kodiak II.

(iv) The New Indenture Trustee shall have authenticated the Securities in accordance with the terms of the New Indenture and delivered them as provided above.

(v) Intentionally Omitted.

(vi) Simultaneously with the occurrence of the events described in subsection (iv) hereof, (A) each of Taberna IX and Kodiak II Holdings irrevocably transfers, assigns, grants and conveys the related Taberna Transferred Rights or Kodiak Transferred Rights, as applicable, to the Company and the Company assumes all rights and obligations of Taberna IX and Kodiak II with respect to the Taberna IX and Kodiak II’s respective interests in the Original Security, the Taberna Transferred Rights and the Kodiak Transferred Rights and (B) each Holder shall be entitled to all of the right, title and interest of a Holder of the Securities under the terms of the Securities, the New Indenture and this Agreement.

(vii) the Company shall have paid to the BNYM such party’s legal fees, costs and other expenses in connection with the Exchange as specified in the Fee Agreement, as well as all other accrued and unpaid fees, costs and expenses under the Existing Indenture and the Trust Agreement, if any.

(viii) The Company shall have paid to the Trustee, for application upon the Subordinated Note and corresponding application upon Taberna/Kodiak Holdings and for distribution to Taberna IX and Kodiak II with respect to such respective Taberna/Kodiak Holdings pursuant to the terms of the Existing Indenture, and in satisfaction in full of its interest payment obligations to Taberna IX and Kodiak II with respect to the Taberna/Kodiak Holdings, all accrued interest upon the Subordinated Note and corresponding interest for application upon the Taberna/Kodiak Holdings for the period commencing on January 30, 2009 under the Original Security and continuing through and including May 29, 2009, provided, that the Company and Taberna IX and Kodiak II agree that the amount of interest payable for such period with respect to the Original Security shall be based upon (i) an interest rate equal to one-half of one percent (0.50%) per annum and (ii) an outstanding aggregate liquidation amount of Taberna/Kodiak Holdings of $70,312,500.

(ix) The Operative Documents and a Joint Direction and Release by and among the Company, each of Taberna IX and Kodiak II, as applicable, and the Trustee shall have been fully executed and originals thereof delivered to the Closing Room for release upon the Closing Date.

3. Conditions Precedent. The obligations of the parties under this Agreement are subject to the following conditions precedent:

(a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Securities and the parties shall be prepared to complete all actions and consummate the Exchange as set forth in Section 2(b).

(b) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, and DLA Piper LLP (US), special Maryland counsel for the Company (the “Company Counsel”), shall have delivered one or more opinions, dated the Closing Date, addressed to each Holder and its successors and assigns and to the New Indenture Trustee, in substantially the form set out in Annex A hereto. In rendering its opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and by government officials; provided, however, that copies of any such certificates or documents are delivered to the Holders and by and upon such other documents as such counsel may, in its reasonable opinion, deem appropriate as a basis for Company Counsel’s opinion or opinions. Company Counsel may specify the relevant jurisdiction or jurisdictions in which it is admitted to practice and that it is not admitted to practice in any other jurisdiction and is not an expert in the law of any other jurisdiction. Such Company Counsel Opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(c) Taberna IX and Kodiak II shall have been furnished the opinion of Company Counsel, dated as of the Closing Date, addressed to Taberna IX, Kodiak II and their respective successors and assigns (excluding the Company, its subsidiaries and/or its Affiliates) and the New Indenture Trustee, in substantially the form set out in Annex B hereto.

(d) Taberna IX and Kodiak II shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the New Indenture Trustee, dated as of the Closing Date, addressed to Taberna IX and Kodiak II, in substantially the form set out in Annex C hereto.

(e) The Company shall have furnished to Taberna IX and Kodiak II a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, dated as of the Closing Date, as to (i) and (ii) below:

(i) the representations and warranties in this Agreement and the New Indenture are true and correct on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the Interim Financial Statements, there has been no Material Adverse Effect, other than as disclosed to Taberna IX and Kodiak II.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Holders of the Securities or their counsel, this Agreement and any respective obligations of Taberna IX and Kodiak II hereunder, whether as holders of the Taberna/Kodiak Holdings or as prospective Holders of the Securities, may be canceled at, or at any time prior to, the Closing Date by Taberna IX and Kodiak II. Notice of such cancellation shall be given to the Company in writing or by e-mail or facsimile.

Each certificate signed by any officer of the Company and delivered in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.

4. Representations and Warranties of the Company. The Company represents and warrants as of the date hereof, as follows:

(a) It (i) is duly incorporated and validly existing under the laws of the State of Maryland, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b) It is an “accredited investor” as defined in Rule 501 under the Securities Act. Without characterizing the Original Security, any of the Taberna Transferred Rights or any of the Kodiak Transferred Rights as a “security” within the meaning of applicable securities laws, it is not acquiring the Taberna/Kodiak Holdings, any holdings under the Original Security, the Taberna Transferred Rights, the Kodiak Transferred Rights, or any other rights, under the Original Security, the Existing Indenture or the Trust Agreement with a view towards the sale or distribution thereof in violation of the Securities Act.

(c) None of the Securities, the New Indenture, or the Exchange is or may be subject to any Impairment. The Company has no current intention to initiate any bankruptcy or insolvency proceedings. The Company (i) has not entered into the Exchange or any Operative Documents with the actual intent to hinder, delay, or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under the Operative Documents.

(d) Reserved.

(e) It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon Taberna IX, Kodiak II, any Holder of the Securities, Taberna Capital Management, LLC, Kodiak CDO Management, LLC, BNYM or any of their respective affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon Taberna IX and Kodiak II’s express representations, warranties, covenants and agreements in this Agreement. The Company acknowledges that none of Taberna IX, Kodiak II, any Holders of the Securities, Taberna Capital Management, LLC, Kodiak CDO Management, LLC, BNYM or any of their respective affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(f) It has not engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which Taberna IX, Kodiak II, any Holder, BNYM or any of their respective affiliates could be responsible.

(g) No interest in the Taberna Transferred Rights or the Kodiak Transferred Rights is being acquired by or on behalf of an entity that is, or at any time while the Taberna Transferred Rights or the Kodiak Transferred Rights are held thereby will be, one or more Benefit Plans.

(h) Neither the Company nor any of its Affiliates nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(i) Intentionally omitted.

(j) The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(k) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(l) The Company is not, and immediately following consummation of the transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(m) Each of this Agreement and the New Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Taberna IX, Kodiak II and/or the New Indenture Trustee, as applicable, will be a legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(n) The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the New Indenture Trustee for authentication in accordance with the New Indenture and, when authenticated in the manner provided for in the New Indenture and delivered to the Holders, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the New Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(o) Neither the issue of the Securities and exchange of the Securities for the Taberna/Kodiak Holdings, the Taberna Transferred Rights’ and the Kodiak Transferred Rights, nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein or in the EJF Exchange Agreement, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of the Company or any Significant Subsidiary of the Company or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company or any if its Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any Governmental Entity or arbitrator having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets (an “Arbitrator”), or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity, except, in the case of clause (i)(y), (ii), or (iii) for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries prior to its scheduled maturity.

(p) The Company has all requisite power and authority to own, lease and operate its assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to have such power and authority or to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(q) Each Significant Subsidiary of the Company is listed on Schedule 1 attached hereto, which the Company represents is true, complete and correct. Each Significant Subsidiary is a corporation, trust, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and, with respect to any such corporation, in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts. Each Significant Subsidiary is duly qualified to transact business in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. No Significant Subsidiary of the Company (other than a taxable REIT subsidiary, if any,) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it or its assets is subject, other than as required by applicable law, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock or other Equity Interests, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s wholly owned properties or assets to the Company or any other subsidiary of the Company except as disclosed to Taberna IX and Kodiak II in writing or in the Company’s public filings.

(r) The Company and each of the Company’s subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(s) All of the issued and outstanding Equity Interests of the Company and each of its Significant Subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding Equity Interests of each subsidiary of the Company that are owned by the Company, directly or through subsidiaries, are free and clear of any Lien or claim; and none of the issued and outstanding Equity Interests of the Company or any of its subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

(t) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(u) There is no action, suit or proceeding before or by any Governmental Entity or Arbitrator, now pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its subsidiaries, except for such actions, suits or proceedings as are disclosed in the Company’s 1934 Act Reports, or that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and, except as disclosed in the Company’s 1934 Act Reports, the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(v) The accountants of the Company who certified the Financial Statements (defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(w) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2008 (the “Financial Statements”) filed by the Company with the Commission in its Annual Report on Form 10-K and the Interim Financial Statements are the most recent available audited and unaudited, respectively, consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), subject to Schedule 3, the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

(x) Neither the Company nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes and the Company has not received written notice of any action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or any of its subsidiaries that could give rise to any such liability, except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements, and (iii) liabilities that would not, singly or in the aggregate, have a Material Adverse Effect.

(y) Since the date of the Interim Financial Statements, there has not been (A) any Material Adverse Effect, other than as disclosed to Taberna IX and Kodiak II or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its Equity Interests.

(z) The documents and reports of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2005; and has filed all such reports on a timely basis or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension.

(aa) None of the Company or any of its Significant Subsidiaries has any employees.

(bb) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents, as applicable, or the consummation by the Company of the transactions contemplated by the Operative Documents.

(cc) The Company and each of its Significant Subsidiaries has good and valid title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for Liens for Taxes not yet due or payable and those Liens securing debt in the ordinary course of its business and that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Company or any of its Significant Subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Significant Subsidiaries has

any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Significant Subsidiary under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(dd) Commencing with its taxable year ended December 31, 2004, the Company has been, and upon the completion of the transactions contemplated hereby, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) for so long as the judgment of the Company’s Board of Directors is that the Company should maintain its status as a REIT, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2009 and succeeding taxable years for so long as the judgment of the Company’s Board of Directors is that the Company should maintain its status as a REIT.

(ee) The Company and each Significant Subsidiary has timely and duly filed (or filed extensions thereof (and which extensions are presently in effect)) all material Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each Significant Subsidiary has timely and duly paid in full all material Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed in writing or pending with respect to the Company or any Significant Subsidiary, and no such audits or assessments are threatened in writing to the Company. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(ff) To the knowledge of the Company, interest payable by the Company on the Securities is deductible by the Company for United Stated Federal income Tax purposes and there are no rulemaking or similar proceedings before the U.S. Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or, to the knowledge of the Company, affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a Material Adverse Effect.

(gg) The books, records and accounts of the Company and its Significant Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the Company and each of its consolidated subsidiaries that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

(hh) The Company and its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged (the ownership of commercial real estate related loans and securities) after giving effect to the transactions contemplated hereby. All policies of insurance insuring the Company or any of its Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be available and necessary to continue its business at a cost that would not have a Material Adverse Effect, except (i) for such failures to renew or obtain such insurance coverage due to conditions then applicable to the insurance industry or the commercial mortgage REIT industry in general, and (ii) that the Company is currently in renewal discussions with the provider of its directors’ and officers’ insurance policy, which may result in reduced coverage levels for the Company and its directors and officers thereunder, as a result of significant premium increases relative to historical pricing and coverage levels. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage it has sought or for which it has applied, except that one of its current insurers would not provide Clause B or C coverage (though they would still provide Clause A coverage) with respect to the excess layer of Directors & Officers Liability insurance coverage (i.e., providing coverage between $10 million and $20 million) that it has historically provided to the Company.

(ii) Neither the Company and its Significant Subsidiaries, nor, to the knowledge of the Company, any person acting on behalf of the Company and/or its Significant Subsidiaries including, without limitation, any director, officer, manager, agent or employee of the Company or its Significant Subsidiaries has, directly or indirectly, while acting on behalf of the Company and/or its Significant Subsidiaries (i) used any corporate, partnership or company funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate, partnership or company funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(jj) The information provided by the Company pursuant to the Operative Documents does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(kk) None of the Company or any of its Significant Subsidiaries owns any real property.

(ll) Intentionally Omitted.

Except as expressly stated in the Operative Documents or any of the other documents delivered by the company in connection herewith, the Company makes no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Original Security, the Existing Indenture or any other matter.

5. Representations and Warranties of Taberna IX and Kodiak II, Respectively. Each of Taberna IX and Kodiak II, for itself, represents and warrants to the Company as follows:

(a) It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform under Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated in the Operative Documents.

(b) This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company and Trustee of the Operative Documents to which each is a party, will be a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by such entity of its respective obligations under this Agreement or to consummate the transactions contemplated herein. Neither the execution and delivery of this Agreement, nor the transactions contemplated herein, will conflict with or result in any violation of (i) any provision of the organizational documents of such entity or (ii) any statute, law, rule or regulation applicable to such entity.

(d) Taberna IX is the legal and beneficial owner of the Taberna IX Holdings and the related Taberna Transferred Rights and shall deliver the Taberna IX Holdings free and clear of any Lien created by such entity. Kodiak II is the legal and beneficial owner of the Kodiak II Holdings and the related Kodiak Transferred Rights and shall deliver the Kodiak II Holdings free and clear of any Lien created by such entity.

(e) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.

(f) Intentionally omitted.

(g) It is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) unless registered with the Commission, except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(h) It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and was not organized for the purpose of acquiring any of the Securities. Without characterizing the Original Security, the Taberna IX Holdings and the Taberna Transferred Rights, or the Kodiak II Holdings and the Kodiak Transferred Rights as a “security” within the meaning of applicable securities laws, it has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Original Security, the Taberna IX Holdings, Taberna Transferred Rights, Kodiak II Holdings, or Kodiak Transferred Rights in violation of any applicable securities laws.

(i) Neither it nor any of its Affiliates, nor any person acting on its or its Affiliates’ behalf, has engaged, or will engage, any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

(j) It understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) such Holder is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any fractionalization, division or distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the Securities contained in the New Indenture, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities. It has not received and is not relying on any representations of the Company other than as set forth in the Operative Documents, or in any public filings. It has not entered into any contract to sell, transfer or pledge to any person the Securities that it is acquiring.

(k) It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement and the New Indenture for which the Company could be responsible.

(l) It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith. It acknowledges that the Company has not given it any investment advice or opinion on whether the Exchange is prudent.

(m) It understands that the Exchange contemplated herein will be made in reliance upon an exemption from registration under the Securities Act pursuant to Section 4(2) thereof.

Except as expressly stated in this Agreement, neither Taberna IX nor Kodiak II makes any representations or warranties, express or implied, with respect to the Exchange, the Taberna IX Holdings, the Kodiak II Holdings, the Taberna Transferred Rights, the Kodiak Transferred Rights, the Original Security, the Existing Indenture, or any other matter.

6. Covenants and Agreements of the Company.

(a) The Company has taken all action reasonably necessary or appropriate to cause its representations and warranties contained in Section 4 hereof to be true as of the Closing Date and giving effect to the Exchange.

(b) The Company will use commercially reasonable efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Holders of the Securities may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that the Company shall not be required to qualify as a foreign corporation or take any action that would subject it to general service of process in any jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will promptly advise the Holders of the Securities of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) Reserved.

(d) The Company will use its reasonable best efforts to continue to meet the requirements to qualify as a REIT under sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2009 (and each fiscal quarter of such year) and succeeding taxable years for so long as the judgment of the Company’s Board of Directors is that the Company should maintain its status as a REIT.

(e) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act, except in accordance with the terms of the Registration Rights Agreement.

(f) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, engage in (i) any form of “general solicitation or general advertising” (within the meaning of Regulation D), or (ii) any “directed selling efforts” within the meaning of Regulation S under the Securities Act, in connection with any offer or sale of the any of the Securities.

(g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h) Intentionally omitted.

(i) The Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of the Securities, upon the request of such Holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the Holders of the Securities.

(j) The Company will not, until one hundred eighty (180) days following the Closing Date, without the Holders’ prior written consent, except in accordance with the terms of the Registration Rights Agreement, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, in any offering registered with the Commission (i) any Securities or other securities substantially similar to the Securities other than as expressly contemplated by the New Indenture, if at all, or (ii) any other securities convertible into, or exercisable or exchangeable for, any of the Securities or other securities substantially similar to the Securities unless in either case the Company, either on its own or upon the request of the Holders provides the Holders with an opinion of counsel (such counsel to have experience and sophistication in the matters addressed in such opinion) addressed to the Holders stating that any such offer, sale, contract, option or other disposition will not result in the Securities being required to be registered under the Securities Act.

(k) The Company will not identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the prior written consent of such Indemnified Party, unless such identification is required by law.

7. Payment of Expenses. The Company agrees to pay all obligations under Section 2(b)(vii) herein and all costs and expenses of the Company incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses of the Company incident to (i) the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (ii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company; and (iv) the fees and all reasonable expenses of the New Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, as set forth in that certain Fee Agreement dated as of the date hereof between the Company and

BNYM. Except as otherwise provided herein, Taberna represents that there are no other payments, fees, costs, expenses or reimbursements required by the Company as a result of the Exchange contemplated in this Agreement.

8. Indemnification. (a) The Company agrees to indemnify and hold harmless BNYM, the Holders, Taberna IX, Kodiak II, Taberna Capital Management, LLC, Taberna Securities, LLC, Kodiak CDO Management, LLC and their respective affiliates (collectively, the “Indemnified Parties”) each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) the breach or alleged breach of any representation, warranty, or agreement of the Company contained herein, or (ii) the execution and delivery by the Company of the Operative Documents and the consummation of the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action except to the extent any such loss, claim, damage, liability or action is the direct result of any bad faith, fraudulent misrepresentation, willful misconduct or breach of the representations and warranties and agreements, by such Indemnified Party. This indemnity agreement will be in addition to any liability that the Company may otherwise have. For the avoidance of doubt, the indemnity provided by this Section 8 does not apply to any tax liability that arises out of or is based on the acquisition, ownership, modification or disposition of the Subordinated Note, the Original Security, or any direct or indirect interest therein.

(b) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses. The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the

Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and/or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

10. Recourse to Kodiak II. Recourse hereunder solely with respect to Kodiak II shall be limited solely to the assets of Kodiak II. No recourse will be available to the assets of any collateral manager to Kodiak II, including without limitation, Kodiak CDO Management, LLC, for any reason or purpose whatsoever. To the extent the assets of Kodiak II or the proceeds of such assets, when applied in accordance with the applicable priority of payment to which such assets or proceeds are subject, are insufficient to meet the obligations of Kodiak II hereunder in full, Kodiak II shall have no further liability in respect of such outstanding obligations and such outstanding obligations shall be extinguished. The Company hereby agrees not to institute against, or join any other person in instituting against, Kodiak II any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day or the then applicable preference period under the United States Bankruptcy Code, Title 11 of the United States Code, as amended, or, where the context requires, the applicable insolvency provisions of the laws of the Cayman Islands plus ten (10) days after the payment in full of all the Securities; provided, that nothing in this Section 10 shall preclude the Company from taking any action against Kodiak II prior to the expiration of the aforementioned period in (x) any case or proceeding voluntarily filed or commenced by Kodiak II, or (y) any involuntary insolvency proceeding filed or commenced against the Company, by a person other than the Company.

11. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit D.

13. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company under this Agreement may be assigned, whether by operation of law or otherwise, without Taberna’s prior written consent.

14. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

15. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

16. Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.

17. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

JER INVESTORS TRUST INC.

By:	/s/ Mark S. Weiss
Name:	Mark S. Weiss
Title:	President

(Signatures continue on the next page)

TABERNA PREFERRED FUNDING IX, LTD.

By:	/s/ Mora Goddard
Name:	Mora Goddard
Title:	Director

KODIAK CDO II, LTD.

By:	Kodiak CDO Management LLC,
its Collateral Manager

	By:	Kodiak Funding, L.P.,
its Sole Member

		By:	Kodiak Funding Company,
Inc., its General Partner

			By:	/s/ Robert M. Hurley
			Name:	Robert M. Hurley
			Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED TO:

EJF DISTRESSED MASTER FUND II, LP

By:	EJF Distressed II GP, LLC, as General Partner

	By:	EJF Capital LLC, as Sole Member

		By:	/s/ Neal J. Wilson
		Name:	Neal J. Wilson
		Title:	Chief Operating Officer